       COVER

                                                                  EXHIBIT 3(b)
                                    BY-LAWS

                                      OF

                       MISSOURI PACIFIC RAILROAD COMPANY

                   (As Amended Effective as of May 26, 1994)

                                  ARTICLE I

                            STOCKHOLDERS MEETINGS

     SECTION 1. Meetings, annual or special, of the stockholders of this Company may be held at such place or places as shall be ordered by the Board of Directors or Executive Committee, but, unless otherwise ordered, such meetings shall be held in Salt Lake City, Utah.

     SECTION 2. Annual meetings of the stockholders, for the purpose of electing directors and transacting any other business, shall be held at such time as shall be ordered by the Board of Directors or Executive Committee, but, unless otherwise ordered, shall be held at 11:00 a.m. on the third Friday of April in each year.

     SECTION 3. A special meeting of the stockholders may be held at any time upon order of the Board of Directors or Executive Committee. The objects of a special meeting shall be stated in the order therefor, and the business transacted shall be confined to such objects.

     SECTION 4. Notice of all meetings of the stockholders shall be given, either personally or by mail, not less than ten nor more than sixty days prior thereto. The notice of all special meetings shall state the objects thereof. The failure to give notice of an annual meeting, or any irregularity in the notice, shall not affect the validity of such annual meeting or of any proceedings thereat. Any stockholder may consent in writing to the holding of a special meeting without notice, and the attendance of any stockholder at a special meeting, whether in person or by proxy, shall constitute a waiver by him of call and notice thereof and a consent to the holding of said meeting and the transaction of any corporate business thereat.

     SECTION 5. The Board of Directors or the Executive Committee may either close the stock transfer books for not less than ten nor more than sixty days preceding any annual or special meeting of stockholders, or the Board of Directors or the Executive Committee, without closing the transfer books, may fix in advance a day and hour not less than ten nor more than fifty days preceding any such meeting as the time for the determination of stockholders entitled to vote at such meeting. Stockholders of record at the time the transfer books are closed or at the time so fixed by the Board of Directors or the Executive Committee, as the case may be, and only such stockholders, shall be entitled to vote at such meeting. Each share of stock shall entitle such record holder thereof to one vote, in person or by proxy in writing.

     SECTION 6. The Chairman of the Board, and in his absence the Chairman of the Executive Committee, and in their absence the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chairman of such meetings. In the absence of all of these officers, the Board of Directors may appoint a chairman of the meeting to act in such event; but if the Board shall not make such appointment, then, in the absence of all of these officers, any stockholder or proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

     SECTION 7. The Secretary of the Company shall act as secretary at all meetings of the stockholders; but the Board of Directors or Executive Committee may designate an Assistant Secretary for that purpose before the meeting, and if no such designation shall have been made, then the presiding officer at the meeting may appoint any person to act as secretary of the meeting.

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     SECTION 8.  At each meeting of the stockholders the polls shall be opened and closed, the ballots and proxies shall be received and taken charge of, and all questions touching the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by three inspectors. Such inspectors shall be appointed before the meeting by the Board of Directors or by the Executive Committee, and if no such appointment shall have been made, then by the presiding officer at the meeting; and if for any reason any of the inspectors previously appointed shall fail to attend, or refuse or be unable to serve, then inspectors, in place of any so failing to attend or refusing or unable to serve, shall be appointed by the presiding officer at the meeting. Such inspectors need not be stockholders.

     SECTION 9. The representation of a majority of the outstanding capital stock of the Company by the holders thereof in person or by proxy shall be requisite to constitute a quorum for the holding of any meeting of the stockholders; except that any proportion of the outstanding stock less than a majority may adjourn a meeting from day to day until a quorum shall be present. A majority of the capital stock represented at any meeting shall be necessary to determine any question or election thereat. The time and place to which any adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.


                                  ARTICLE II

                              BOARD OF DIRECTORS

     SECTION 1. The business and affairs of the Company shall be managed by the Board of Directors, which shall consist of nineteen members. At each annual meeting of the stockholders, directors shall be elected to hold office until the next annual meeting of stockholders, and each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

     SECTION 2. Regular meetings of the Board of Directors shall be held at such times as the Board shall from time to time designate, and no further notice of such regular meetings shall be required. Special meetings shall be held whenever called by order of the Chairman of the Board, the Chairman of the Executive Committee, or the Executive Committee or any five members of the Board. Notice of special meetings shall be given, at least one day prior thereto, by personal service of written notice upon the directors or by delivering the same at or mailing or telegraphing the same to their respective residences or offices. But any director may consent in writing to the holding of a special meeting without notice, and the attendance of any director at a special meeting shall constitute a waiver by him of call and notice thereof and a consent to the holding of said meeting and the transaction of any corporate business thereat. Meetings of the Board of Directors may be held at such place or places as shall be ordered by the Executive Committee or by a majority of the directors in office, but, unless otherwise ordered, all meetings of the Board of Directors shall be held at the general office of the Company in the City and State of New York.

     SECTION 3. A majority of the directors in office shall constitute a quorum at all meetings of the Board. If a quorum be not present at any meeting, a majority of the directors present may adjourn the meeting until a later day or hour.

                                 ARTICLE III

                             EXECUTIVE COMMITTEE

     SECTION 1. There shall be an Executive Committee consisting of such number of directors as shall be elected thereto by the Board of Directors, whose terms of office shall continue during the pleasure of the Board, such number to also include the Chairman of the Board and the Chairman of the Executive Committee, ex officio. The Executive Committee shall, when the Board of Directors is not in session, have all the powers of the Board of Directors to manage and direct all the business and affairs of the Company, including the power to declare dividends and authorize the issuance of stock, in such manner as said Committee shall deem best for the Company's interests, in all cases in which specific directions shall not have been given by the Board of Directors.

     SECTION 2. Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee, or a majority of the members of the Committee, to convene at such time and place as may be designated.

     SECTION 3. A majority of the members of the Committee shall constitute a quorum. If a quorum be not present at any meeting, the member or members of the Committee present may adjourn the meeting until a later day or hour; or the member or members present, whether constituting a quorum or not, at his or their option, shall have the power to appoint a substitute or substitutes from the members of the Board of Directors to act during the temporary absence of any member or members of the Committee.

                                  ARTICLE IV

                             OFFICERS AND AGENTS

     SECTION 1. There shall be elected by the Board of Directors from its members a Chairman of the Board, a Chairman of the Executive Committee, and a Chief Executive Officer, and there shall also be elected by the Board of Directors a President, a Chief Operating Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Planning and Corporate Development Officer, a Chief External Affairs Officer, a Chief Accounting Officer, an Executive Vice President, an Executive Vice President-Marketing and Sales, an Executive Vice President-Operation, a Senior Vice President-Marketing and Sales, a Vice President-Operation, a Vice President-Taxes, a Controller, a Secretary, a Treasurer and such other Vice Presidents as the Board shall determine, and there shall also be appointed by the Board of Directors or Executive Committee such Assistant Secretaries, Assistant Treasurers, General Tax Counsels and other officers and agents as the Board of Directors or Executive Committee shall from time to time determine.

     SECTION 2. The Chairman of the Board shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chairman of the Executive Committee.

     SECTION 3. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and Board of Directors, and shall have general supervision of all business of the Company and of the interest of the Company in all companies controlled by it and shall perform such other duties and possess such powers as may be prescribed or conferred by the Board of Directors.

     SECTION 4. The Chief Executive Officer shall have charge of all departments and offices of the Company and of the interest of the Company in all companies controlled by it and shall perform such other duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chairman of the Executive Committee.

     SECTION 5. The President shall perform such duties and possess such powers as may be prescribed or conferred by the Chief Executive Officer.

     SECTION 6. The Chief Operating Officer shall have day to day operating responsibilities for the affairs of the Company, reporting to the Chief Executive Officer, and shall perform such other duties as may be prescribed or conferred by the Chief Executive Officer.

     SECTION 7. The Chief Legal Officer shall have general supervision of all legal business of the Company except as provided in Sections 16 and 22 of this
ARTICLE IV, and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 8. The Chief Financial Officer shall have general supervision of the financial affairs and investments of the Company and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 9. The Chief Planning & Corporate Development Officer shall have general supervision of the strategic planning and corporate development functions of the Company and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 10. The Chief External Affairs Officer shall have general supervision of the government affairs and corporate relations functions of the Company and shall perform such other duties as may be prescribed or conferred by the Chairman of the Executive Committee.

     SECTION 11. The Executive Vice President shall perform such duties and possess such powers as may be prescribed or conferred by the Chief Executive Officer.

     SECTION 12. The Executive Vice President-Marketing and Sales shall have charge of all marketing and sales activities of the Company and shall perform such other duties as may be assigned to him by the Chief Executive Officer.

     SECTION 13. The Executive Vice President-Operation shall have charge of the maintenance and operation of the railroads of the Company and shall perform such other duties as may be assigned to him by the Chief Operating Officer.

     SECTION 14. The Senior Vice President-Marketing and Sales shall, under the control of the Executive Vice President-Marketing and Sales, have day to day responsibility for the marketing and sales activities of the Company, and shall perform such other duties as may be assigned to him by the Executive Vice President-Marketing and Sales.

     SECTION 15. The Vice President-Operation shall, under the supervision of the Executive Vice President-Operation, have day to day operation of the railroads of the Company and shall perform such other duties as may be assigned to him by the Executive Vice President-Operation.

     SECTION 16. The Vice President-Taxes shall, under the control of the Chief Financial Officer, have charge of all aspects of federal, foreign, state and local taxes and shall perform such other duties as may be assigned to him by the Chief Financial Officer.

     SECTION 17. The other Vice Presidents elected from time to time shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

     SECTION 18. Except as otherwise provided herein or directed by the Board of Directors, the Chief Accounting Officer shall have immediate charge of the general books, accounts and statistics of the Company and shall be the custodian of all vouchers, drafts, invoices and other evidences of payment and all bonds, interest coupons and other evidences of indebtedness which shall have been canceled. He is authorized to approve for payment by the Treasurer vouchers, payrolls, drafts or other accounts. He shall have prepared periodi-cally or specially as requested by him with the approval of and in forms prescribed by the Chief Financial Officer, statements of operating revenues and expenses and estimates thereof and of expenditures and estimates on all other accounts; and copies of all statistical data that may be compiled in regular course and also other information in reference to the financial affairs and operations of the Company and of any subsidiary company that may be required by the Chief Financial Officer or the Board of Directors. He shall submit for each regular meeting of the Board of Directors, and, at such other times as may be required by said Board or the Chief Financial Officer, statements of operating results, of cash resources and requirements and of appropriations for Capital Expenditures, and shall perform such other duties as the Chief Financial Officer may from time to time direct.

     SECTION 19. The Controller, under the supervision of the Vice President-Finance, shall have immediate charge, supervision and control of the accounting of each company engaged principally in transportation operations which the Company controls through the ownership of stock or otherwise, other than the books, accounts and records kept under the direction of the Chief Accounting Officer of the Company. He shall cause to be enforced and maintained the classifications and other accounting rules and regulations prescribed by the Interstate Commerce Commission, and shall cause to be prepared and compiled such statements, statistics and other data as may be prescribed by the Vice President-Finance, and he shall perform such other duties as may be assigned to him by the Vice President-Finance. He shall require reports from all other officers and agents under his jurisdiction who receive or disburse funds for the Company's account at such time and in such form as he may deem advisable, showing all receipts and disbursements for such account custody of all vouchers, drafts, invoices and other evidences of such disbursements. He is authorized to approve for payment all vouchers, payrolls, drafts or other accounts when approved by the Chief Executive Officer or Vice President-Finance or by such person as shall be designated by them in writing, and he may delegate such authority by appointment in writing, with the approval of the Chief Executive Officer or Vice President-Finance, to one or more officers or employees of the Accounting Department under his jurisdiction.

     SECTION 20. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee, and keep a record of all their proceedings. He shall procure and keep in his files certified copies of the minutes of all meetings of the stockholders, boards of directors and executive committees of all companies a majority of whose capital stock is owned by this Company. He shall be the custodian of the seal of the Company.
He shall have the power to affix the seal of the Company to instruments, the execution of which is authorized by these By-Laws or by action of the Board of Directors or Executive Committee, and to attest the same. He shall have supervision of the issuance, transfer and registration of the capital stock and debt securities of the Company. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chairman of the Executive Committee.

     The Assistant Secretaries shall have power to affix the seal of the Company to instruments, the execution of which is authorized by these By-laws or by action of the Board of Directors or Executive Committee, and to attest the same, and shall exercise such of the other powers and perform such of the other duties of the Secretary as shall be assigned to them by the Secretary.

     SECTION 21. Except as otherwise provided herein or directed by the Board of Directors, the Treasurer shall be the custodian of all moneys, stocks, bonds, notes and other securities of the Company. He is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Company or which are received for its account. All stocks, bonds, notes and other securities in the custody of the Treasurer shall be held in the safe deposit vaults of the Company subject to access thereto as shall from time to time be ordered by the Board of Directors. Stocks, bonds, notes and other securities shall be deposited in the safe deposit vaults, or withdrawn from them, only on warrants signed and countersigned by such persons as shall be authorized by the Board of Directors or the Chief Executive Officer. The Treasurer is authorized and empowered to receive and collect all moneys due to the Company and to receipt therefor. All moneys received by the Treasurer shall be deposited to the credit of the Company in such depositories as shall be designated by the Chief Executive Officer or as otherwise provided by the Board of Directors; and the Treasurer may endorse for deposit therein all checks, drafts, or vouchers drawn to the order of the Company or payable to it. He is also authorized to draw checks against any funds to the credit the Company in any of its depositories. All such checks shall be signed and countersigned as shall be authorized by the Board of Directors, except as otherwise provided by the Board of Directors. The Treasurer is authorized to make disbursements in settlement of vouchers, payrolls, drafts or other ac-counts, when approved for payment by the Chief Accounting Officer; or such other person as shall be authorized by the Board of Directors or the Chief Executive Officer; for payments which have been otherwise ordered or provided for by the Board of Directors or the Chief Executive Officer; for interest on bonds and dividends on stock when due and payable; for vouchers, pay checks, drafts and other accounts properly certified to by the duly authorized officers of the Company and approved for payment by or on behalf of the Chief Accounting Officer; and for vouchers, pay checks, drafts and other accounts approved by the officers duly authorized to approve for payment of any company which this Company controls through ownership of stock or otherwise, as may be designated in writing from time to time by the Chief Executive Officer to the Treasurer. He shall cause to be kept in his office true and full accounts of all receipts and disbursements of his office. He shall also perform such other duties as shall be assigned to him by the Chief Financial Officer.

     The Assistant Treasurers may exercise all the powers of the Treasurer herein conferred in respect of the receipt of moneys and securities, endorsement for deposit and signature of checks.

     SECTION 22. The General Tax Counsels shall be responsible for all tax-related legal advice (including federal tax planning an and legislation; tax aspects of strategic, operational and financing transactions; and ERISA/Benefits tax matters), and shall perform such other duties as shall be assigned to them by the Vice President-Taxes.


                                  ARTICLE V

                     SUPERVISION, REMOVAL AND SALARIES OF
                            OFFICERS AND EMPLOYEES

     SECTION 1. Any officer or committee elected or appointed by the Board of Directors may be removed as such at any time by the affirmative vote of a majority of the whole Board. Any other officer or employee of the Company may be removed at any time by vote of the Board of Directors or of the Executive Committee. All officers, agents and employees other than those appointed by the Board of Directors or Executive Committee may be removed by the officer ap-pointing them.

     SECTION 2. All officers, agents and employees of the Company, in the exercise of the powers conferred and the performance of the duties imposed upon them, by these By-Laws or otherwise, shall at all times be subject to the direction, supervision and control of the Board of Directors or the Executive Committee.

     SECTION 3. No office or position shall be created and no person shall be employed at a salary of more than $200,000 per annum, and no salary shall be increased to an amount in excess of $200,000 per annum, without the approval of the Board of Directors or Executive Committee, nor shall special compensation be paid to any officer or employee, unless authorized by the Board of Directors or Executive Committee; provided, however, that this section shall be applicable only to salaried positions.

     SECTION 4. The Board of Directors may from time to time vest general authority in the Chairman of the Board, the Chairman of the Executive Committee, the Chief Operating Officer or any such other officer of the Company as any of the foregoing shall designate, for the sole determination of disposition of any matter which otherwise would be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.

                                   ARTICLE VI

                           CONTRACTS AND EXPENDITURES

     SECTION 1. All capital expenditures, leases and property dispositions must be authorized by the Board of Directors or Executive Committee, except that general or specific authority with regard to such matters may be delegated to such officers of the Company as the Board of Directors may from time to time direct.

     SECTION 2. Expenditures chargeable to operating expenses may be made by or under the direction of the Head of the department in which they are required, without explicit or further authority from the Board of Directors or Executive Committee, subject to direction, restriction or prohibition by the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President or the Chief Operating Officer.

     SECTION 3. No contract shall be made without the approval of the Board of Directors or Executive Committee, except as authorized by the Board of Directors or these By-Laws.

     SECTION 4. Contracts for work, labor and services and materials and supplies, the expenditures for which will be chargeable to operating expenses, may be made in the name and on behalf of the Company by the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President or the Chief Operating Officer, or by such officer as he shall designate, without further authority.

     SECTION 5. All written contracts and agreements to which the Company may become a party shall be approved as to form by or under the direction of counsel for the Company.

     SECTION 6. The Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, the President, the Chief Operating Officer and the Vice Presidents shall severally have the power to execute on behalf of the Company any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by the Board of Directors or the Executive Committee, and to cause the corporate seal to be thereto affixed and attested by the Secretary or an Assistant Secretary.

     SECTION 7. The Board of Directors may from time to time vest general or specific authority in such officers of the Company as the Board of Directors shall designate for the sole determination of disposition of any matter which otherwise would be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.


                                 ARTICLE VII

                     EXECUTION AND CANCELLATION OF BONDS

     Section 1. No negotiable or mortgage bond shall be signed by any officer of the Company until an issue of the same has been authorized by the Board of Directors, and then only for the amount authorized.

     SECTION 2. All such bonds shall require the authentication of a trustee, and shall, until otherwise provided by the Board of Directors, be signed by the Chairman of the Executive Committee, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary thereunto authorized by resolution of the Board of Directors or the Executive Committee.

     SECTION 3. For the purpose of facilitating the execution of bonds of the Company, the Board of Directors or the Executive Committee may appoint one or more persons, who need not be members of the Board of Directors, each bearing the title "Vice President" and having power to sign bonds.

     SECTION 4. No bond shall be cancelled or destroyed, except in accordance with the provisions of the indenture under which it is issued, or by order of the Board of Directors or Executive Committee.


                                 ARTICLE VIII

                 ISSUE AND CANCELLATION OF STOCK CERTIFICATES

     SECTION 1. The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Company in the City and State of New York, and in any other locality which it may designate, and shall appoint the necessary officers, transfer agents and registrars of transfers for that purpose.

     SECTION 2. Until otherwise provided by the Board of Directors, stock certificates shall be signed by the Chairman of the Executive Committee, the Chief Executive Officer, the President or a Vice President, and also by the Secretary or an Assistant Secretary thereunto authorized by the Board of Directors or by the Executive Committee.

     SECTION 3. For the purpose of facilitating the execution of stock certificates of the Company, the Board of Directors or the Executive Committee may appoint one or more persons who need not be members of the Board of Directors, each bearing the title "Vice President" and having power to sign stock certificates.

     SECTION 4. Unless authorized by the Board of Directors or Executive Committee, no new certificate shall be issued to a transferee except upon surrender and cancellation of the old certificate.

     SECTION 5. The registrar of transfers shall in every case be a trust company to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and such registration shall be performed in accordance with the rules and regulations of said Exchange.


                                  ARTICLE IX

                                    FINAL

     SECTION 1. The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer or employee. For purposes of this By-Law, the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; and service "at the request of the Company" shall include service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries. This Section 1 shall not apply to any action, suit or proceeding pending or threatened on the date of adoption hereof provided that the right of the Company to indemnify any person with respect thereto shall not be limited hereby.

     SECTION 2. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 3. The indemnification provided by Section 1 of this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or repeal of Section 1 or
Section 2 of this Article IX or this Section 3 shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

     SECTION 4. The corporate seal of this Company shall be circular in form, with the words and figures, "Missouri Pacific Railroad Company Corporate Seal 1977 Delaware."

     SECTION 5. These By-Laws may be altered, amended or repealed at a general meeting of the stockholders by a majority vote of those present in person or by proxy; or at any meeting of the Board of Directors by a majority vote of all the members of the Board.